Exhibit 4.7

TERRA INDUSTRIES INC.

and

[Insert Name Of Trustee],

as Trustee

FORM OF INDENTURE

Dated as of

                 ,

4.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE

Section 11.06.	Voting	55
Section 11.07.	No Delay of Rights By Meeting	56

ARTICLE 12

Supplemental Indentures

Section 12.01.	Supplemental Indentures Without Consent of Debentureholders	56
Section 12.02.	Supplemental Indenture With Consent of Debentureholders	57
Section 12.03.	Effect of Supplemental Indenture	58
Section 12.04.	Notation on Debentures	59
Section 12.05.	Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee	59

ARTICLE 13

Consolidation, Merger, Sale, Conveyance And Lease

Section 13.01.	Company may Consolidate on Certain Terms	59
Section 13.02.	Successor to be Substituted	59
Section 13.03.	Opinion of Counsel to be Given to Trustee	60
Section 13.04.	Payment of Additional Amounts	60

ARTICLE 14

Satisfaction and Discharge of Indenture

Section 14.01.	Discharge of Indenture	62
Section 14.02.	Deposited Monies to be Held in Trust by Trustee	62
Section 14.03.	Paying Agent to Repay Monies Held	63
Section 14.04.	Return of Unclaimed Monies; Repayment to the Company	63
Section 14.05.	Reinstatement	63

ARTICLE 15

Immunity of Incorporators, Stockholders, Officers And Directors

Section 15.01.	Indenture and Debentures Solely Corporate Obligations	63

ARTICLE 16

Conversion Of Debentures

Section 16.01.	Right to Convert	64
Section 16.02.	Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment For Interest or Dividends	64
Section 16.03.	Cash Payments in Lieu of Fractional Shares	66
Section 16.04.	Conversion Rate	66

INDENTURE

INDENTURE dated as of                          ,              between Terra Industries Inc., a Maryland corporation (hereinafter called the “Company”), having its principal office at 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa, 51102 and [Insert name of Trustee], as trustee hereunder (hereinafter called the “Trustee”).

W I T N E S S E T H :

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.25% Convertible Subordinated Debentures Due                      (hereinafter called the “Debentures”), in an aggregate principal amount not to exceed $120,000,000, and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of Fundamental Change Purchase Notice and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Common Shares” has the meaning specified in Section 16.05(m)(i).

“Additional Interest” has the meaning ascribed to the term “Registration Default Dividends” in the Registration Rights Agreement.

“Additional Interest Notice” has the meaning specified in Section 6.10.

“Additional Amounts” has the meaning set forth in Section 13.04(a).

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “Control”, when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.05(b)(v).

“Applicable Taxes” has the meaning set forth in Section 13.04(a).

“Articles Supplementary” means the Company’s Articles Supplementary with respect to the Series A Preferred Shares filed with the Department of Assessments and Taxation of the State of Maryland, as amended.

“Blackout Date” means the twenty-fifth anniversary of the Exchange Date.

“Board of Directors” means either the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated or corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Closing Sale Price” of the Common Shares or other Capital Stock or similar equity interests on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Shares or such other Capital Stock or similar equity interests are traded or, if the Common Shares or such other Capital Stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate, which determination shall be conclusive. The Closing Sale Price shall be determined without reference to any extended or after hours trading.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Share Legend” has the meaning specified in Section 2.05(c).

“Common Shares” means any shares of any class of the Company that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company. Subject to the provisions of Section 16.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Shares of the Company as of October 14, 2004 or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 13 and Section 16.06, shall include its successors and assigns.

“Conversion Date” has the meaning specified in Section 16.02.

“Conversion Notice” has the meaning specified in Section 16.02.

“Conversion Price” per Debenture means, on any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” has the meaning specified in Section 16.04.

“Conversion Termination Date” has the meaning specified in Section 3.02.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at [Insert address of Trustee].

“Custodian” means [Insert name of Custodian], as custodian for the Depositary with respect to the Debentures in global form, or any successor entity thereto.

“Debenture” or “Debentures” means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

“Debenture Register” has the meaning specified in Section 2.05(a).

“Debenture Registrar” has the meaning specified in Section 2.05(a).

“Debentureholder” or “Holder” as applied to any Debenture, or other similar terms, means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar’s books.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means DTC or its successor depositary.

“Designated Senior Indebtedness” means (i) all obligations of the Company under the Existing Debt and (ii) any Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“DTC” means the Depository Trust Company.

“Effective Date” has the meaning specified in Section 16.05(m)(i).

“Event Of Default” means any event specified in Section 8.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” means the date on which the Company exchanged the Series A Preferred Stock for the Debentures.

“Existing Debt” means the Company’s [Describe Credit Facilities at the time this Indenture is executed].

“Expiration Time” has the meaning specified in Section 16.05(e).

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

“Fundamental Change” has the meaning specified in Section 5.02.

“Fundamental Change Notice” has the meaning specified in Section 5.03.

“Fundamental Change Purchase Date” has the meaning specified in Section 5.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 5.04.

“Fundamental Change Purchase Price” has the meaning specified in Section 5.01(a).

“Global Debenture” has the meaning specified in Section 2.02.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means Citigroup Global Markets Inc. and Lazard Frères & Co. LLC

“Junior Securities” has the meaning set forth in Section 4.09.

“Market Price” means the average of the Closing Sale Prices of Common Shares for the twenty Trading Day period ending on the third Business day prior to the Fundamental Change Repurchase Date.

“Maturity Date” means the thirtieth anniversary of the Exchange Date, or if such day is not a Business Day, the next succeeding Business Day.

“Measurement Period” has the meaning specified in Section 3.01.

“Nasdaq” means the National Association of Securities Dealers Automated Quotation System.

“Non-Payment Default” has the meaning set forth in Section 4.02(ii).

“Notice Date” has the meaning specified in Section 3.02.

“Officers’ Certificate”, when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

“Outstanding”, when used with reference to Debentures and subject to the provisions of Section 10.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

(a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Debentures, or portions thereof, (i) for the repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) that shall have been otherwise discharged in accordance with Article 14;

(c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d) Debentures converted into Common Shares pursuant to Article 16 and Debentures deemed not Outstanding pursuant to Article 5.

“Payment Blockage Notice” has the meaning set forth in Section 4.02(ii).

“Payment Default” has the meaning set forth in Section 4.02(i).

“Person” means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

“Publicly Traded Securities” has the meaning specified in Section 5.01(b)(i).

“Record Date” has the meaning, (i) with respect to any interest payment date, as set forth in Section 2.03 and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 16.05 with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 7, 2004, by and between the Company and Citigroup Global Markets Inc., as representative of the Initial Purchasers, as amended from time to time in accordance with its terms.

“Representative” means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of any familiarity with the particular subject.

“Restricted Debenture Legend” has the meaning specified in Section 2.05(c).

“Restricted Securities” has the meaning specified in Section 2.05(c).

“Restricted Subsidiaries” has the meaning assigned thereto in the indentures relating to the Company’s and its Subsidiaries’ indebtedness.

“Rights” has the meaning specified in Section 16.11.

“Rights Plan” has the meaning specified in Section 16.11.

“Rule 144a” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means (a) the principal of, premium, if any, and accrued and unpaid interest on (i) the Company’s indebtedness for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (ii) guarantees by the Company of indebtedness for money borrowed by any other Person, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (iii) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and (iv) obligations of the Company under any agreement to lease, or lease of, any real personal property, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed; (b) any other indebtedness, liability or obligation, contingent or otherwise, of the Company and any guarantee, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed; and (c) modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations; provided that “Senior Indebtedness” shall not include any of the above in which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding thereof, or the Company’s obligations pursuant to such a guarantee, are not senior in right of payment to the Debentures.

“Series A Preferred Shares” means the 4.25% Series A Cumulative Convertible Perpetual Preferred Shares of the Company, the terms of which are set forth in the Articles Supplementary.

“Spin-off” has the meaning specified in Section 16.05(c).

“Stock Price” has the meaning specified in Section 16.05(m)(i).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Termination Condition” has the meaning specified in Section 3.01.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on Nasdaq or, if the applicable security is not quoted on Nasdaq, on the principal other market on which the applicable security is then traded (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

“Transfer” has the meaning set forth in Section 2.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section 12.03; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act”

shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means [Insert name of Trustee] and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Voting Stock” has the meaning specified in Section 5.02(a).

ARTICLE 2

Issue, Description, Execution, Registration

And Exchange Of Debentures

Section 2.01. Designation Amount and Issue of Debentures. The Debentures shall be designated as “4.25% Convertible Subordinated Debentures Due                     ”. Debentures not to exceed the aggregate principal amount of $120,000,000 (except pursuant to Section 2.05, Section 2.06, Section 2.07, Section 5.07, Section 12.04 and Section 16.02 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, its Vice Chairman of the Board, Chief Executive Officer, President or any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

Section 2.02. Form of Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The Portal Market operated by the National Association of Securities Dealers, Inc. (or any successor thereto) or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a),

all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Debenture”). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(a), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.

Any Global Debenture shall represent such aggregate amount of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.

Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of and interest on any Global Debenture shall be made to the holder of such Debenture.

Section 2.03. Date and Denomination of Debentures; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon repurchase will be payable to the Person to whom principal is payable pursuant to such repurchase (unless the Fundamental Change Purchase Date falls after a Record Date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of interest becoming due on such interest payment date shall be payable to the holders of such Debentures registered as such on the applicable Record Date).

Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on aggregate principal in excess of $2,000,000) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any interest payment date shall mean the June 1 or December 1 preceding the applicable June 15 or December 15 interest payment date, respectively.

Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any June 15 or December 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Debentureholder on the relevant Record Date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debenture Register, not less than ten (10) calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, the Vice Chairman of the Board, Chief Executive Officer, President or any Vice President. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the “Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Debenture Registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.

Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

All Debentures presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures or portions thereof surrendered for conversion pursuant to Article 16 or (b) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 5.

(b) The following provisions shall apply only to Global Debentures:

(i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof, unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture and a successor depositary has not been appointed by the Company within ninety (90) calendar days or (ii) has ceased to be a clearing agency registered under the Exchange Act and no successor clearing agency has been appointed by the Company within ninety (90) calendar days, (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debenture exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

(iii) Securities issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debenture.

(vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c) Every Debenture that bears or is required under this Section 2.05(c) to bear the legend (the “Restricted Debenture Legend”) set forth in this Section 2.05(c) (together with any Common Shares issued upon conversion of the Debentures and required to bear the Common Share Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the Restricted Debenture Legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Debentureholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “Transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof) and any stock certificate representing Common Shares issued upon conversion of any Debenture shall bear a legend (the “Common Share Legend”) in substantially the following form, unless such Debenture or such Common Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Shares have been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE

UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ITS SUBSIDIARIES, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT ENGAGE IN ANY HEDGING TRANSACTION WITH RESPECT TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Debenture Legend set forth therein have been satisfied may, upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 2.05(c), be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the Restricted Debenture Legend. If the Restricted Security surrendered for exchange is represented by a Global Debenture bearing the Restricted Debenture Legend, the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the Restricted Debenture Legend shall be increased by an equal principal amount. If a Global Debenture without the Restricted Debenture Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.

Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Share Legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Common Share Legend required by this Section 2.05(c).

Any Debenture or Common Shares issued upon the conversion of a Debenture that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures or Common Shares, as the case may be, no longer being “Restricted Securities” (as defined under Rule 144 under the Securities Act).

(d) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Debentureholder and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depository or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depository subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members.

(e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the Company’s written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change (and not withdrawn) or is to be converted into Common Shares shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated

Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

Section 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of repurchases as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

Termination of Conversion Rights

Section 3.01. Expiration of Conversion Rights. On or after December 20, 2009, the Company may, at its option, terminate the conversion rights of Debentureholders. The Company may exercise this option, in whole or in part, but only if the Closing Sale Price of the Common Shares of the Company exceeds one-hundred-forty percent (140%) of the Conversion Price then in effect for at least 20 Trading Days within any period of 30 consecutive Trading Days (the “Measurement Period”), including the last Trading Day of such period (herein called the “Termination Condition”). The election of the Company to terminate conversion rights pursuant to Section 3.02 shall be evidenced by a Board Resolution.

Section 3.02. Election to Terminate; Press Release. In order to exercise its option to terminate the conversion rights of Debentureholders, the Company must issue a press release through a public medium that is customary for such press releases announcing (the date of such notice being the “Notice Date”) the date on which the conversion rights shall terminate (the “Conversion Termination Date”) prior to the opening of business on the second Trading Day after any applicable Measurement Period. The Conversion Termination Date shall in no event be prior to December 20, 2009 and shall be on a date that is no less than 30 days nor more than 60 days after the Notice Date. The press release shall announce the Conversion Termination Date and provide the current Conversion Price of the Debentures and the Closing Sale Price of the Common Shares of the Company, in each case as of the close of business on the last day of the Measurement Period.

Notice of the expiration of conversion rights will be given by the Company to each Debentureholder at such Holder’s address appearing on Debenture Register provided for in Section 2.05 of this Indenture not more than four Business Days after the Company issued the press release under Section 3.02 hereof. Such notice shall be irrevocable and shall specify the Conversion Termination Date and the Termination Condition pursuant to Section 3.01.

Section 3.03. Conversion Expiration Date. Conversion rights will terminate at the close of business on the Conversion Termination Date which will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues the press release under Section 3.02 hereof announcing its intention to terminate conversion rights of the Securities.

ARTICLE 4

Subordination of Debentures

Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each holder of Debentures issued hereunder by its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 4, and each Person holding any Debenture, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of and interest on all Debentures (including, but not limited to, the Fundamental Change Purchase Price with respect to Debentures submitted for repurchase in accordance with Article 5, and any other payment payable in respect of Debentures pursuant to the provisions of this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 4 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 4.02. Payments to Debentureholders. No payment shall be made with respect to the principal of or interest on the Debentures (including, but not limited to, the Fundamental Change Purchase Price with respect to Debentures submitted for repurchase in accordance with Article 5 and any other payment payable in respect of Debentures pursuant to the provisions of this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.06, if:

(i) a default in the payment of principal (including any letter of credit reimbursement obligations), premium, if any, interest, rent, commissions or other obligations in respect of Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (a “Payment Default”); or

(ii) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that permits holders of such Designated Senior Indebtedness to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) (or in the case of any lease that is Designated Senior Indebtedness, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative of Designated Senior Indebtedness (a “Non-Payment Default”).

If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 4.02 unless and until at least 360 calendar days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. Notwithstanding the foregoing, if any Payment Blockage Notice within such 360-day period is given by or on behalf of holders of Designated Senior Indebtedness (other than the administrative agent under the Existing Debt), the administrative agent under the Existing Debt may give another Payment Blockage Notice within such period. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.

The Company may and shall resume payments on and distributions in respect of the Debentures (including, but not limited to, the Fundamental Change Purchase Price with respect to Debentures to be repurchased):

(1) in the case of a Payment Default, on the date upon which any such Payment Default is cured or waived or ceases to exist, or

(2) in the case of a Non-Payment Default, on the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 calendar days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated and there is no Payment Default (or in the case of any lease, 179 calendar days after notice is received if the Company and the Trustee have not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder and there is no Payment Default), unless this Article 4 otherwise prohibits the payment or distribution at the time of such payment or distribution (including, without limitation, by reason of the existence of a Payment Blockage Notice that is still in effect by the holders of other Designated Senior Indebtedness).

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of or interest on the Debentures (except payments made pursuant to Article 4 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

For purposes of this Article 4, the words, “cash, property or securities” shall not be deemed to include Common Shares of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Debentures to the payment of all Senior Indebtedness that may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases that are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 13 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 13.

In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of or interest on the Debentures (including, but not limited to, the Fundamental Change Purchase Price with respect to the Debentures submitted for repurchase in accordance with Article 5), except payments and distributions made by the Trustee as permitted by the second paragraph of Section 4.06, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated because of an Event of Default, the Company or, at the Company’s request and expense, the Trustee shall promptly notify holders of Senior Indebtedness of the acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, to be held or applied to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.06. This Section 4.02 shall be subject to the further provisions of Section 4.06.

Section 4.03. Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 4 (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article 4, and no payments over pursuant to the provisions of this Article 4 to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

Section 4.04. Obligations of Company Unconditional. The provisions of this Article 4 are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or, subject to Section 8.04, the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 4.05. Authorization to Effect Subordination. Each holder of a Debenture by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and hereby appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section 8.02 hereof at least thirty (30) calendar days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Debentures.

Section 4.06. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Debenture holders of monies deposited with it pursuant to Section 14.01.

The Trustee, subject to the provisions of Section 9.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article 4 unless it has received satisfactory evidence as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4.

Section 4.07. Trustee’s Relation to Senior Indebtedness. The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article 4 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee does not and shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.01, the Trustee shall not be liable to any holder of Senior Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver money to holders of Debentures, the Company or any other Person in compliance with this Article 4.

Section 4.08. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. Senior Indebtedness may be created, renewed or extended and holders of Senior Indebtedness may exercise any rights under any instrument creating or evidencing such Senior Indebtedness, including, without limitation, any waiver of default thereunder, without any notice to or consent from the holders of the Debentures or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Indebtedness or any terms or conditions of any instrument creating or evidencing such Senior Indebtedness shall in any way alter or affect any of the provisions of this Article 4 or the subordination of the Debentures provided thereby.

Section 4.09. Certain Conversions Not Deemed Payment. For the purposes of this Article 4 only, (1) the issuance and delivery of Junior Securities upon conversion of Debentures in accordance with Article 16 and (2) the payment, issuance or delivery of cash, property or securities upon conversion of a Debenture as a result of any transaction specified in Section 16.06 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Debentures or on account of the purchase or other acquisition of Debentures. For the purposes of this Section 4.09, the term “Junior Securities” means (a) Common Shares of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article 4. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Debentureholders, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article 16.

Section 4.10. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 4 shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 4 in addition to or in place of the Trustee; provided that the first paragraph of Section 4.06 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 4.11. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon and enforce the provisions of this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 4.12. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Debentureholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

ARTICLE 5

Fundamental Change

Section 5.01. Purchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at anytime prior to the maturity of the Debentures, each Debentureholder shall have the right, at the option of the holder thereof, but subject to Section 5.10, to require the Company to purchase, and upon exercise of such right the Company shall purchase all or a portion of such holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Fundamental Change Purchase Date”) that is 45 days after the date of the Fundamental Change Notice for an amount equal to the sum of

100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (“Fundamental Change Purchase Price”).

(b) Notwithstanding the foregoing provisions of Section 5.01(a), Debentureholders will not have the right to require the Company to repurchase the Debentures (and the Company will not be required to deliver a Fundamental Change Notice) if:

(i) the Closing Sale Price per Common Share for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement of the Fundamental Change, equals or exceeds 105% of the Conversion Price of the Debentures in effect immediately before the Fundamental Change or the public announcement of the Fundamental Change;

(ii) at least 90% of the consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (“Publicly Traded Securities”) and as a result of this transaction or transactions the Debentures become convertible into such Publicly Traded Securities;

(iii) with respect to clause (d) in the definition of Fundamental Change in Section 5.02, the transaction is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Common Shares solely into shares of common shares of the surviving Person; or

(iv) any credit agreement or indenture to which the Company or any of its Subsidiaries is a party prohibits such repurchase.

(c) For the purposes of the above clause the term “capital stock” of any Person means any and all shares (including ordinary shares or American depositary shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(d) The Company will not be required to repurchase any Debentures upon the occurrence of a Fundamental Change if a third party makes an offer to purchase the Debentures in the manner, at the price, at the times and otherwise in compliance with the requirements described in this Article 5 and purchases all Debentures validly tendered and not withdrawn.

Section 5.02. Definition of Fundamental Change. A “Fundamental Change” shall be deemed to have occurred at such time after the Debentures are originally issued that any of the following events shall occur:

(a) any “person” or “group” (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), other than Anglo American plc and its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have acquired “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all classes of the Company’s Capital Stock then outstanding and normally entitled to vote in the election of directors without regard to the occurrence of any contingency (the “Voting Stock”);

(b) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors of the Company, or whose nomination for election by the shareholders of the Company, was approved by a vote of at least 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(c) the termination of trading of Common Shares, which shall be deemed to have occurred at any time after the Debentures are originally issued that Common Shares (or other common shares into which the Debentures are then convertible) are neither listed for trading on the NYSE nor approved for trading or quoted on the Nasdaq National Market or any other U.S. securities exchange or another established over-the counter trading market in the United States; or

(d) the Company consolidates with, or merges with or into, another Person or another Person merges with or into the Company or the Company sells, assigns, transfers, leases (other than pursuant to an operating lease entered into in the ordinary course of business), conveys or otherwise disposes of all or substantially all of its assets and the assets of Restricted Subsidiaries of the Company, taken as a whole, to any Person (other than any Person who is controlled by Anglo American plc) and, in the case of any such merger or consolidation, the Company’s Capital Stock that is outstanding immediately prior to such transaction and which represents 100% of the aggregate voting power of the Voting Stock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such Capital Stock is changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

Section 5.03. Fundamental Change Notice. At least 15 Trading Days prior to the anticipated effective date of a Fundamental Change and again within 15 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice”) by first-class mail to each Debentureholder at its last address appearing on the Debenture Register provided for in Section 2.05 of this Indenture with a copy to the Trustee at the address shown for each holder on the Debenture Register (and to beneficial owners as required by applicable law). The Fundamental Change Notice shall include a form of Fundamental Change Purchase Notice to be completed by the Debentureholder and shall state, if applicable:

(a) briefly, the nature of the Fundamental Change and the date of such Fundamental Change and the repurchase right arising as a result of the Fundamental Change;

(b) the date by which the Fundamental Change Purchase Notice pursuant to this Article 5 must be given;

(i) the Fundamental Change Purchase Date;

(ii) the Fundamental Change Purchase Price per $1,000 principal amount of Debentures;

(iii) the name and address of the Trustee (or other paying agent appointed by the Company);

(iv) the then existing Conversion Rate and any adjustments thereto;

(v) that Debentures as to which a Fundamental Change Purchase Notice has been given may only be converted into Common Shares to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of Section 5.05;

(vi) that the Debentures must be delivered to the Trustee (or other paying agent appointed by the Company) together with a Fundamental Change Purchase Notice to collect payment;

(vii) that the Fundamental Change Purchase Price for any Debentures as to which a Fundamental Change Purchase Notice has been duly given will be paid promptly following the later of the Fundamental Change Purchase Date and the time of delivery of such Debentures as described in clause (vi) above;

(viii) the procedures the Debentureholder must follow to exercise rights and the procedures for withdrawing a Fundamental Change Purchase Notice; and

(ix) the CUSIP number(s) of the Debentures (if then generally in use).

Section 5.04. Fundamental Change Purchase Notice. A Debentureholder may exercise its rights specified in Section 5.01 upon delivery of a written notice (a “Fundamental

Change Purchase Notice”) in the form set forth on the reverse of the Debenture to the Trustee (or other paying agent appointed by the Company) at any time prior to the close of business on the Business Day immediately before the Fundamental Change Purchase Date, together with book-entry transfer or delivery of the Debentures with respect to which the right is being exercised, stating:

(a) if certificated Debentures have been issued, the certificate numbers (or, if the Debentures are not certificated, the Fundamental Change Purchase Notice must comply with appropriate Depository procedures);

(b) the principal amount of Debentures to be repurchased, in integral multiples of $1,000; and

(c) that the Debentures are to be repurchased by the Company pursuant to the applicable provisions of this Article 5 and, if applicable, of the certificate evidencing the Debentures.

Section 5.05. Withdrawal of Fundamental Change Purchase Notice. Notwithstanding anything herein to the contrary, a Debentureholder may withdraw a Fundamental Change Purchase Notice in whole or as to a portion thereof that is an integral multiple of $1,000 of the outstanding principal amount of the Debentures at any time prior to the close of business on the Business Day before the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) specifying:

(a) the principal amount of the Debenture being withdrawn;

(b) if certificated Debentures have been issued, the certificate numbers of the withdrawn Debentures (or, if the Debentures are not certificated, the withdrawal notice must comply with appropriate Depositary procedures); and

(c) the principal amount, if any, of Debentures which remain subject to the original Fundamental Change Purchase Notice.

If a Fundamental Change Purchase Notice is delivered to the Trustee (or other paying agent appointed by the Company) and subsequently withdrawn by the Debentureholder pursuant to this Section 5.06, then the Company will not be obligated to repurchase the principal amount of the Debentures specified as withdrawn in the written notice of withdrawal.

Section 5.06. Effect of Fundamental Change Purchase Notice. Upon receipt by the Transfer Agent of the Fundamental Change Purchase Notice, the holder of the Debentures in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified above) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Debentures, subject to book-entry transfer or delivery of the Debentures, together with any necessary endorsements to the Trustee (or other paying agent appointed by the Company). Such Fundamental Change Purchase Price shall be paid to such holder promptly on the later of (a) the Fundamental Change

Purchase Date with respect to such Debentures or (b) the time of delivery of such Debentures to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by this Article 5. Debentures in respect of which a Fundamental Change Purchase Notice has been given by the holder thereof may not be converted into Common Shares on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in Section 5.05 above.

Section 5.07. Payment of Fundamental Change Purchase Price. (a) The Company may, at its option, elect to pay the Fundamental Change Purchase Price in cash or, in Common Shares valued at a discount of 5% from the Market Price of the Common Shares, or any combination thereof; provided that the Company may pay such Fundamental Change Purchase Price in Common Shares only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement.

(b) On the Fundamental Change Purchase Date set forth in the Fundamental Change Notice mailed to holders pursuant to Section 5.03, the Company will, to the extent lawful, (i) repurchase all Debentures properly tendered and (ii) deposit with the Trustee (or other paying agent appointed by the Company) an amount equal to the Fundamental Change Purchase Price of the Debentures so tendered. The Trustee (or other paying agent appointed by the Company) shall promptly mail or deliver to each holder of Debentures so tendered the applicable payment for those Debentures, and for Debentures repurchased in part only, the Company shall execute and the Trustee shall authenticate and make delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount, or cause to be transferred by book-entry, to each Holder new Debentures equal to any portion of the Debentures not tendered for repurchase by the Company, if any.

(c) If the Trustee (or any paying agent appointed by the Company) holds money or Common Shares sufficient to pay the Fundamental Change Purchase Price, then, on and after the Fundamental Change Purchase Date (A) the Debentures repurchased by the Company will cease to be Outstanding, (B) such Debentures will cease to accrue interest, and (C) all other rights of the Holder in respect of such Debentures will terminate, other than the right to receive the Fundamental Change Purchase Price, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee (or any paying agent appointed by the Company).

Section 5.08. Repayment to the Company. The Trustee (or any paying agent appointed by the Company) shall return to the Company any cash and Common Shares that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by the Trustee (or any paying agent appointed by the Company) for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 5.08 exceeds the aggregate Fundamental Change Purchase Price of the Debentures or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Fundamental Change Purchase Date, the Trustee (or any paying agent appointed by the Company) shall return any such excess to the Company. Thereafter, any holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

Section 5.09. Exchange Act Compliance. The Company will comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act in the event of an offer by the Company to repurchase the Debentures upon a Fundamental Change. The Company will file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Debentures upon a Fundamental Change.

Section 5.10. Conditions to Repurchase of Debentures. The right of Debentureholders described in this Article 5 will be subject to the Company’s and its Subsidiaries’ obligations to repay or repurchase all of their debt obligations or preferred shares required to be repurchased or repaid in connection with a transaction or event that constitutes a Fundamental Change and to any contractual restrictions contained in the Company’s or any of its Subsidiaries’ indebtedness. When the Company shall have satisfied these obligations or these obligations are no longer applicable to the Company or any of its Subsidiaries and, subject to the legal availability of funds for this purpose, the Company shall then repurchase all Debentures tendered for purchase by the Company upon a Fundamental Change pursuant to this Article 5.

ARTICLE 6

Particular Covenants Of The Company

Section 6.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest, on each of the Debentures (including the Fundamental Change Purchase Price upon repurchase, pursuant to Article 5), at the places, at the respective times and in the manner provided herein and in the Debentures.

Section 6.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in the Borough of Manhattan which office is located at [Insert address of Trustee].

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Debenture Registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in the Borough of Manhattan, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

Section 6.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 6.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest on the Debentures, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Debentures, set aside,

segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of or interest on the Debentures when the same shall become due and payable.

(c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Sections Section 14.03 and Section 14.04. The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 6.05. Existence. Subject to Article 13, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

Section 6.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon three (3) Business Days’ prior notice, make available to any holder or beneficial holder of Debentures or any Common Shares issued upon conversion thereof that continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Shares and it will take such further action as any holder or beneficial holder of such Debentures or such Common Shares may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A under the Securities Act, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 6.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge. The first such certificate to be delivered by the Company pursuant to this Section 6.10 shall be for the fiscal year ending December 31, [Insert Fiscal Year in which the Indenture is executed].

The Company will promptly deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 6.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 6.09. Additional Interest. [Upon the occurrence of a registration default under the Registration Rights Agreement, the Company shall pay to each holder of Debentures registrable under the Registration Rights Agreement Additional Interest, if any, in accordance with the Registration Rights Agreement. Following the cure of all registration defaults, the accrual of Additional Interest shall cease in accordance with the terms of the Registration Rights Agreement. Additional Interest shall be payable to the record holders of Debentures on each interest payment date in the manner provided for the payment of regular interest.]*

Section 6.10. Additional Interest Notice. [In the event the Company is required to pay Additional Interest to holders of Debentures pursuant to the Registration Rights

*	To be included, unless the Indenture is entered into after the applicable period in which a default could occur, pursuant to the terms of the Registration Rights Agreement, has expired.

Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest. Unless the Trustee receives an Additional Interest Notice within the time period specified above, the Trustee is entitled to assume that no Additional Interest is due and payable.]*

ARTICLE 7

Debentureholders’ Lists and Reports

By The Company and The Trustee

Section 7.01. Debentureholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each June 1 and December 1 in each year beginning with [Insert next June 1 or December 1 after execution of the Indenture], and at such other times as the Trustee may request in writing, within thirty (30) calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

Section 7.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

*	To be included, unless the Indenture is entered into after the applicable period in which a default could occur, pursuant to the terms of the Registration Rights Agreement, has expired.

(c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

Section 7.03. Reports by Trustee. (a) Within sixty (60) calendar days after December 15 of each year commencing with the year [Insert year after the Indenture is executed], the Trustee shall transmit to holders of Debentures such reports dated as of December 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Except to the extent required by the Trust Indenture Act, in the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

(b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 7.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) calendar days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

ARTICLE 8

Remedies of the Trustee and Debentureholders

on an Event of Default

Section 8.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity, in connection with any repurchase pursuant to Article 5, by acceleration or otherwise, whether or not such payment is permitted under Article 4 hereof; or

(b) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) calendar days, whether or not such payment is permitted under Article 4 hereof; or

(c) default in the Company’s obligation to deliver Common Shares, together with cash in lieu of any fractional shares, when due upon conversion of Debentures as provided in Article 16, and continuance of such default for a period of ten (10) Business Days; or

(d) failure on the part of the Company to provide timely notice of a Fundamental Change as provided in Section 5.03; or

(e) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in the performance or breach of which is elsewhere in this Section 8.01 specifically dealt with) continued for a period of sixty (60) calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

(f) default under the terms of any instrument evidencing or securing the Company’s debt or any of the Company’s Subsidiaries having an outstanding principal amount of $30,000,000 individually or in the aggregate, which default results in the acceleration of the payment of such debt or constitutes the failure to pay such debt when due; or

(g) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to generally to pay its debts as they become due; or

(h) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 8.01(g) or Section 8.01(h)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder determined in accordance with Section 10.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the interest accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(g) or Section 8.01(h) occurs, the principal of all the Debentures and the interest accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the default rate provided for in the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 9.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any orders entered in such proceedings the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

Section 8.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) calendar days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures, in connection with any repurchase pursuant to Article 5, by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate provided for in the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a senior lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

Section 8.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 8 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 9.06;

SECOND: Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the default rate provided for in the Debentures, such payments to be made ratably to the Persons entitled thereto;

THIRD: Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the default rate provided for in the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: Subject to the provisions of Article 4, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 8.04. Proceedings by Debentureholder. No holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to take reasonable efforts to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (including the Fundamental Change Purchase Price upon repurchase pursuant to Article 5), and accrued and unpaid interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 8.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 8.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

Section 8.07. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Debentureholder to the detriment of other Debentureholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a Default in the payment of interest on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Shares, (iii) a Default in the payment of the Fundamental Change Purchase Price pursuant to Article 5 or (iv) a Default in respect of a covenant or provisions hereof that under Article 12 cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said Default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 8.08. Notice of Defaults. The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a Default,

mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

Section 8.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent (10%) in principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 16.

ARTICLE 9

The Trustee

Section 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into or imposed under this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless it shall have been notified in writing of such Event of Default by the Company or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 9.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters if and as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 9.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the accuracy or correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures.

Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture Registrar.

Section 9.05. Monies to be Held in Trust. Subject to the provisions of Section 14.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no obligation or liability to invest or pay interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable and documented compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s own negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its or their powers or duties hereunder. If the Company fails to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances under this Section 9.06, the Trustee’s claim shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(g) or Section 8.01(h) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 9.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 9.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall (i) eliminate such conflicting interest within ninety (90) calendar days, (ii) apply to the Commission for permission to continue as trustee hereunder or (iii) resign, in each case to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 9.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $100,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 9.10. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Company or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) calendar days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

(e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.

Section 9.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 9.06.

No successor trustee shall accept appointment as provided in this Section 9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 9.12. Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 9.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 9.14. Trustee’s Application for Instructions From The Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Debentures or holders of Senior Indebtedness under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted, which shall conform to the terms and conditions set forth in this Indenture.

ARTICLE 10

The Debentureholders

Section 10.01. Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 11, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 10.02. Proof of Execution by Debentureholders. Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

The record of any Debentureholders’ meeting shall be proved in the manner provided in Section 11.06.

Section 10.03. Who are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 10.04. Company-owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

Section 10.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

ARTICLE 11

Meetings of Debentureholders

Section 11.01. Purpose of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

(1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 8;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

Section 11.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine, at the expense of the Company. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 10.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) calendar days prior to the date fixed for the meeting.

Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 11.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) calendar days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

Section 11.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 11.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 10.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the Outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.07. No Delay of Rights By Meeting. Nothing contained in this Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

ARTICLE 12

Supplemental Indentures

Section 12.01. Supplemental Indentures Without Consent of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 16.06 or Section 16.05(n) and the repurchase obligations of the Company pursuant to the requirements of Article 5;

(b) subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

(c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 13;

(d) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such Default;

(e) to provide for the issuance under this Indenture of uncertificated Debentures in addition to or in place of certificated Debentures;

(f) to provide for the issuance under this Indenture of certificated Debentures;

(g) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Debentures;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

(i) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

(j) make other changes to the Indenture or forms or terms of the Debentures, provided no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the interests of the Debentureholders.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, provided that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 12.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 12.02.

Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may only be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

Section 12.02. Supplemental Indenture With Consent of Debentureholders. With the consent (evidenced as provided in Article 10) of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or reduce any amount payable on repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest payable in any coin or currency other than that provided in the Debentures, or impair the right to convert the Debentures into Common Shares or reduce the number of Common Shares or any other property receivable by a Debentureholder upon conversion subject to the terms set forth herein, including Section 16.06, in each case, without the consent of the holder of each Debenture so affected, or modify any of the provisions of this Section 12.02 or Section 8.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.01, or reduce the quorum or voting requirements set forth in Article 11 or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.

Notwithstanding anything to the contrary herein, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that would adversely affect the rights of the Debentureholders will require the consent of at least seventy-five percent (75%) in aggregate principal amount of the Debentures then Outstanding.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 12.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 12 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 12.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 12.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 12 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

Section 12.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 12 and is otherwise authorized or permitted by this Indenture.

ARTICLE 13

Consolidation, Merger, Sale, Conveyance And Lease

Section 13.01. Company may Consolidate on Certain Terms. Subject to the provisions of Section 13.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not affiliated with the Company), unless: (i) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company and other than a Person who is a successor to the Company’s obligations hereunder and under the Debenture by operation of law) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 16.06; and (ii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 13.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the

Trustee, of the due and punctual payment of the principal of and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Terra Industries Inc. any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 13 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

Section 13.03. Opinion of Counsel to be Given to Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 13.

Section 13.04. Payment of Additional Amounts. (a) If (i) the Company consolidates or merges with or into another Person (other than a Subsidiary), (ii) the Company sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than a Subsidiary), or (iii) any Person (other than a Subsidiary) consolidates with or merges with or into the Company, and as a result of such transaction any payments made under or with respect to the Debentures (including any payment made in Common Shares) will become subject to any deduction or withholding in respect of any tax, duty, levy, impost, assessment or governmental charge of whatever nature, which we refer to as the “Applicable Taxes,” imposed by or on behalf of any political subdivisions or taxing authorities outside of the United States, the Company shall pay additional amounts to the holders so that the net amount received by each holder of Debentures will equal the amount that such holder would have received if any applicable taxes had not been required to be withheld or deducted. The amounts that the Company is required to pay to preserve the net amount receivable by the holders of Debentures are referred to as “Additional Amounts.”

(b) Additional Amounts shall not be payable with respect to a payment made to a holder of the Debentures to the extent:

(i) that any applicable taxes would not have been so imposed but for the existence of any present or former connection between the holder and the jurisdiction imposing such applicable taxes, other than the mere receipt of the payment, acquisition, ownership or disposition of the Debentures or the exercise or enforcement of rights under the Debentures or this Indenture;

(ii) of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Debentures, except described below or as otherwise provided in this Indenture; or

(iii) that any such applicable taxes would not have been imposed but for the presentation of the Debentures, where presentation is required, for payment on a date more than fifteen (15) calendar days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to Additional Amounts had the Debentures been presented for payment on any date during such 15-day period.

(c) The Company shall also:

(i) withhold or deduct such applicable taxes as required;

(ii) remit the full amount of taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

(iii) use its best efforts to obtain from each relevant taxing authority imposing the applicable taxes certified copies of tax receipts evidencing the payment of any taxes deducted or withheld; and

(iv) upon request, make available to the holders of the Debentures, within sixty (60) calendar days after the date the payment of any taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company and, notwithstanding its efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.

(d) At least thirty (30) calendar days prior to each date on which any payment under or with respect to the Debentures is due and payable, if the Company is obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts shall also be payable, the amounts so payable, and such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of the Debentures on the payment date.

(e) The foregoing provisions shall survive any termination or discharge of this Indenture and will apply to any jurisdiction in which any successor to the Company is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

(f) Whenever in this Indenture or the Debentures there is mentioned, in any context, the payment of principal, interest, Fundamental Change Purchase Price or any other amount payable under or with respect to any Debenture, such mention shall be deemed to include the payment of Additional Amounts to the extent payable in the particular context.

ARTICLE 14

Satisfaction and Discharge of Indenture

Section 14.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, including without limitation sums payable to the Trustee for its costs and expenses, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (iii) rights hereunder of Debentureholders to convert their Debentures into Common Shares and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 9.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

Section 14.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 14.04 and the subordination provisions in Article 4, all monies deposited with the

Trustee pursuant to Section 14.01, shall be held in trust for the sole benefit of the Debentureholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

Section 14.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 14.04. Return of Unclaimed Monies; Repayment to the Company. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

To the extent that the aggregate amount of cash or money deposited by the Company with the Trustee pursuant to Article 5 exceeds the aggregate price of the Debentures or portions thereof which the Company is obligated to pay to the holders, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the applicable payment date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

Section 14.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 14.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 14.02; provided that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 15

Immunity of Incorporators, Stockholders, Officers And Directors

Section 15.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

ARTICLE 16

Conversion Of Debentures

Section 16.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, the holder of any Debenture shall have the right, at such holder’s option, to convert the principal amount of the Debenture, or any portion of such principal amount that is a multiple of $1,000, into fully paid and non-assessable Common Shares (as such Common Shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Debenture to be so converted in whole or in part, together with any required funds, in the manner provided in Section 16.02. If a record date for a meeting of shareholders of the Company to be held after a holder of the Debentures converts his Debentures has been fixed and falls before the Conversion Date, such holder shall not have any voting rights at such meeting of shareholders with respect to the Common Shares into which his Debentures are converted.

A Debenture in respect of which a holder is electing to exercise its option to require the Company to repurchase such holder’s Debentures upon a Fundamental Change pursuant to Article 5 may be converted only if such holder withdraws its election in accordance with Article 5. A holder of Debentures is not entitled to any rights of a holder of Common Shares until such holder has converted its Debentures into Common Shares, and only to the extent such Debentures are deemed to have been converted into Common Shares under this Article 16. Debentureholders shall not have any right to receive dividends declared by the Company on the Common Shares, unless the Record Date for the payment of such dividends falls on or after the Conversion Date for such holder’s Debentures.

Section 16.02. Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment For Interest or Dividends. In order to exercise the conversion privilege with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by this Section 16.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 16.07.

In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 16.02 and any transfer taxes if required pursuant to Section 16.07.

Promptly (but not later than two Business Days) after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such Debentureholder at the office or agency maintained by the Company for such purpose pursuant to Section 6.02, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of this Article 16 and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, calculated by the Company as provided in Section 16.03. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date (the “Conversion Date”) on which the requirements set forth above in this Section 16.02 have been satisfied as to such Debenture (or portion thereof), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Debenture shall be surrendered.

If any Debenture (or portion thereof) is converted into Common Shares during the period after a Record Date for the payment of interest to, but excluding, the next succeeding interest payment date and such Debenture (or portion thereof) has been tendered for repurchase on a Fundamental Change Purchase Date which occurs during such period, the Company shall pay the full amount of interest on such interest payment date in respect of any such Debenture (or portion thereof) to the holder of such Debentures registered as such at the close of business on the applicable Record Date. Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the Record Date for any interest payment date to the close of business on the Business Day preceding the immediately following interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after a Record Date and on or prior to the next interest payment date or (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debenture. Except as provided above in this Section 16.02, no payment or other adjustment shall be made for interest accrued and unpaid on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article 16.

Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any conversion agent other than the Trustee.

Upon the conversion of a Debenture, that portion of the accrued but unpaid interest with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Shares (together with the cash payment, if any in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof; and the Fair Market Value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Debenture, the accrued but unpaid interest, and the balance, if any, of such Fair Market Value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Debenture being converted pursuant to the provisions hereof.

Section 16.03. Cash Payments in Lieu of Fractional Shares. In connection with the conversion of the Debentures, no fractional Common Shares shall be issued upon conversion of Debentures, but the Company shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Shares on the Trading Day preceding the Conversion Date, rounded to the nearest whole cent. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered.

Section 16.04. Conversion Rate. Each $1,000 principal amount of the Debentures shall be convertible into the number of Common Shares specified in the form of Debenture (herein called the “Conversion Rate”) attached as Exhibit A hereto (initially 100.4016 shares), subject to adjustment as provided in this Article 16.

Section 16.05. Adjustment of Conversion Rate. The Conversion Rate (and each of the Stock Prices set forth in the table in Section 16.05(m)(ii) used to determine the number of Additional Common Shares issuable to a Debentureholder upon the conversion of Debentures in connection with a transaction described in clause (d) of the definition of Fundamental Change in Section 5.02, if applicable) shall be adjusted from time to time by the Company as follows:

(a) If Common Shares are issued as a dividend or distribution on Common Shares, or if a share split or share combination is effected, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR1	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of Common Shares outstanding immediately prior to such event

OS1	=	the number of Common Shares outstanding immediately after such event

An adjustment made pursuant to this subsection (a) shall become effective on the date immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this subsection (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If any rights, warrants or options are issued to all or substantially all holders of Common Shares entitling them for a period of not more than 60 days to subscribe for or purchase Common Shares, or securities convertible into Common Shares, in either case at a price per share or a conversion price per share less than the Closing Sale Price of Common Shares on the Trading Day immediately preceding the day on which such issuance is announced, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration):

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR1	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of Common Shares outstanding immediately prior to such event

X	=	the total number of Common Shares issuable pursuant to such rights, warrants or options

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights divided by the average of the Closing Sale Prices of Common Shares for the ten consecutive Trading Days prior to the Trading Day immediately preceding the record date for the issuance of such rights, warrants or options

An adjustment made pursuant to this subsection (b) shall be made successively whenever such rights, warrants or options are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional Common Shares actually issued (or the number of Common Shares issuable upon conversion of convertible securities actually issued).

In determining whether such rights, warrants or options entitle the holder to subscribe for or purchase Common Shares at less than the average Closing Sale Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company is distributed to all or substantially all holders of Common Shares, excluding:

(i) dividends, distributions and rights, warrants, options or securities referred to in clause (a) or (b) above; and

(ii) dividends or distributions in cash referred to in clause (d) below;

then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to such distribution

CR1	=	the Conversion Rate in effect immediately after such distribution

SP0	=	the average of the Closing Sale Prices of Common Shares for the ten consecutive Trading Days prior to the Trading Day immediately preceding the ex dividend date for such distribution

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the ex dividend date for such distribution

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of shareholders entitled to receive such distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on Common Shares of shares of the Company’s Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit (a “Spin-off”), the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

CR1	=	CR0	x	FMV-MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to such distribution

CR1	=	the Conversion Rate in effect immediately after such distribution

FMV	=	the average of the Closing Sale Prices of the Company’s Capital Stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 Trading Days after the effective date of the Spin-off

MP0	=	the average of the Closing Sale Prices of Common Shares over the first 10 consecutive Trading Days after the effective date of the Spin-off where,

(d) If any cash dividend or distribution is made to all or substantially all holders of Common Shares, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the record date for such distribution

CR1	=	the Conversion Rate in effect immediately after the ex dividend date for such distribution

SP0	=	the average of the Closing Sale Prices of Common Shares for the ten consecutive Trading Days prior to the Trading Day immediately preceding the ex-dividend date of such distribution

C	=	the amount in cash per share the Company distributes to holders of Common Shares

An adjustment made pursuant to this subsection (d) shall become effective on the date immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution. If any dividend or distribution described in this subsection (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) The Conversion Rate will be increased if the Company or any of its Subsidiaries purchases Common Shares pursuant to a tender offer or exchange offer which involves an aggregate consideration that exceeds the Closing Sale Price of Common Shares on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to the tender offer or exchange offer (the “Expiration Time”). The Conversion Rate will be increased based on the following formula:

CR1 = CR0	×	AC+(SP1×OS1)
SP1xOS0

where,

CR0	=	the Conversion Rate in effect on the date such tender offer or exchange offer expires

CR1	=	the Conversion Rate in effect on the day immediately after the date such tender offer or exchange offer expires

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for all Common Shares that the Company or one of its Subsidiaries purchases in the tender offer or exchange offer

OS0	=	the number of Common Shares outstanding immediately prior to the date such tender offer or exchange offer expires

OS1	=	the number of Common Shares outstanding immediately after the date such tender offer or exchange offer expires

SP1	=	the average of the Closing Sale Prices of Common Shares for the ten consecutive Trading Days commencing on the Trading Day immediately after the date such tender offer or exchange offer expires

If, however, the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made. Any adjustment made pursuant to this subsection (e) shall become effective on the date immediately following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding the foregoing provisions of this Section 16.05, in the event of an adjustment to the Conversion Rate pursuant to clause (d) or (e) above, in no event shall the Conversion Rate exceed 120.4819, subject to adjustment pursuant to clauses (a), (b) and (c) above.

(g) Notwithstanding the foregoing provisions of this Section 16.05, no adjustment shall be made to the Conversion Rate, nor shall an adjustment be made to the ability of a Debentureholder to convert, for any distribution described therein if the Debentureholder will otherwise participate in the distribution without conversion of such Holder’s Debentures.

(h) Except as stated in this Section 16.05, no adjustment to the Conversion Rate will be made for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities, including:

(i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any plan;

(ii) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the date the Series A Preferred Shares were first issued;

(iv) for a change in the par value of the Common Shares; or

(v) for accrued and unpaid interest.

(i) The Company may make such increases in the Conversion Rate, in addition to those required by this Section 16.05 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 days, if the Board of Directors shall have made a determination that such increase would be in the best interests of the

Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Debentures and file with the Trustee and any conversion agents other than the Trustee a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company or any other Person), no adjustment need be made thereafter as to the cash, assets, property or securities. Interest will not accrue on any cash into which the Debentures are convertible.

(j) No adjustment in the Conversion Rate shall be required unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate then in effect; provided, however, that any adjustments that by reason of this Section 16.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and the Company shall make such carried forward adjustments, regardless of whether the aggregate adjustment is less than one percent (1%), within one year of the first such adjustment carried forward or if the Company has given a notice of expiration of conversion rights pursuant to Section 3.02. All calculations under this Section 16.05 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Rate to each Debentureholder at its last address appearing on the Debenture Register provided for in Section 2.05 of this Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 16.05, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 16.05.

(m) Adjustment to Conversion Rate upon Certain Fundamental Changes. (i) If and only to the extent that a Debentureholder elects to convert their Debentures in connection with a transaction described in clause (d) of the definition of Fundamental Change in Section 5.02 pursuant to which 10% or more of the consideration for the Common Shares (other than cash payments for fractional shares and cash payments made in respect of a dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash, securities or other property that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, the Company will increase the Conversion Rate by a number of additional Common Shares (the “Additional Common Shares”) as set forth in this subsection (m). A Debentureholder may only elect to convert their Debentures in connection with such a Fundamental Change transaction at any time, from and after the date which is 15 days prior to the anticipated effective date of such Fundamental Change transaction until and including the date which is 15 days after the Effective Date of such Fundamental Change transaction (or, if such transaction also results in a Debentureholder having the right to require the Company to repurchase their Debentures, until such Fundamental Change Purchase Date). The number of Additional Common Shares will be determined by reference to the table set forth in subsection (m)(ii) below, based on the date on which such Fundamental Change transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per Common Share in such Fundamental Change transaction. If holders of Common Shares receive only cash in such Fundamental Change transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Price of the Common Shares on the five Trading Days prior to but not including the Effective Date of such Fundamental Change transaction. The Stock Prices set forth in the table below will be adjusted as of any date on which the Conversion Rate is adjusted. On such date the Stock Prices shall be adjusted by multiplying the Stock Prices applicable immediately prior to such Conversion Rate adjustment, by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Conversion Rate so adjusted.

(ii) The following table sets forth the hypothetical Stock Price and number of Additional Common Shares issuable for $1,000 principal amount of Debentures:

	Stock Price
Effective Date of Fundamental Change	$8.30	$9.00	$10.00	$12.50	$15.00	$17.50	$20.00	$25.00	$30.00	$50.00	$100.00	$200.00
October 15, 2004	28.4354	23.6365	19.8691	13.7204	10.2892	8.2190	6.8547	5.1412	4.0714	1.9826	0.4468	0.0000
October 15, 2005	26.3382	22.8967	18.9357	12.5064	9.0552	7.0916	5.8649	4.3893	3.4858	1.7235	0.4150	0.0000
October 15, 2006	25.8716	22.2526	18.0358	11.1568	7.6139	5.7627	4.7017	3.5093	2.7964	1.4027	0.3615	0.0000
October 15, 2007	25.5667	21.7744	17.2569	9.6888	5.9115	4.1810	3.3340	2.4862	1.9899	1.0116	0.2785	0.0000
October 15, 2008	25.3514	21.4739	16.7058	8.1246	3.8494	2.2719	1.7368	1.3061	1.0501	0.5396	0.1567	0.0000
October 15, 2009	25.2674	21.3848	16.5836	7.1388	0.9996	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2010	25.2663	21.3838	16.5829	7.1352	0.5665	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2011	25.2663	21.3838	16.5829	7.1352	0.5665	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2012	25.2663	21.3838	16.5829	7.1352	0.5665	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2013	25.2663	21.3838	16.5829	7.1352	0.5665	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 15, 2014	25.2663	21.3838	16.5829	7.1352	0.5665	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(iii) The Stock Prices and Additional Common Shares set forth above are based upon a Common Share price of $8.30 at October 7, 2004 and an initial Conversion Price of $9.96. The exact Stock Price and Effective Date may not be set forth on the table above, in which case if the Stock Price is:

(A) between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the number of Additional Common Shares will be determined by straight-line interpolation between the number of Additional Common Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(B) in excess of $200.00 per share (subject to adjustment), no Additional Common Shares will be issued upon conversion; or

(C) less than $8.30 per share (subject to adjustment), no Additional Common Shares will be issued upon conversion.

Notwithstanding the foregoing provisions of this subsection (m), in the event of an adjustment to the Conversion Rate pursuant to this subsection (m), in no event shall the Conversion Rate exceed 128.8370, subject to adjustments pursuant to this Section 16.05.

(n) Conversion After a Public Acquirer Change of Control. (i) In the event of a Public Acquirer Change of Control (as defined below), the Company may, in lieu of increasing the Conversion Rate pursuant to Section 16.05(m), elect to adjust the Conversion Rate such that, from and after the Effective Date of such Public Acquirer Change of Control, Debentureholders will be entitled to convert their Debentures into a number of shares of Public Acquirer Common Stock (as defined below) by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control based on the following formula:

CR1	=	CR0	x	FMV
SP 0

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR1	=	the Conversion Rate in effect immediately after such event

FMV	=	(i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which Common Shares are converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per Common Share or (ii) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Prices of Common Shares for the five consecutive Trading Days prior to the Trading Day immediately preceding the effective date of the Public Acquirer Change of Control

SP0	=	the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days prior to the Trading Day immediately preceding the effective date of the Public Acquirer Change of Control

(ii) For the purposes of this subsection (n) “Public Acquirer Change of Control” means any event constituting a Fundament Change that would otherwise obligate the Company to increase the Conversion Rate pursuant to Section 16.05(m) in which the acquirer has a class of Capital Stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (“Public Acquirer Common Stock”). If an acquirer does not itself have a class of Capital Stock satisfying the foregoing requirement, it will be deemed to have “Public Acquirer Common Stock” if either (1) a direct or indirect majority-owned subsidiary of the acquirer or (2) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of Capital Stock satisfying the foregoing requirement; and in each case such Person has taken all necessary action to ensure that upon conversion of the Debentures into such class of Capital Stock, such class of Capital Stock will not be treated as “restricted securities,” and will otherwise be eligible for immediate sale in the public market by non-affiliates of the Company absent a registration statement, and then all references to Public Acquirer Common Stock shall refer to such class of Capital Stock. Majority-owned for purposes of this provision means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s Capital Stock that are entitled to vote generally in the election of directors.

(iii) Upon a Public Acquirer Change of Control, the Company may elect to permit Debentureholders to convert their Debentures (subject to the satisfaction by the Debentureholders of the conditions to conversion in Article 16 and the exercise by the Debentureholders of their right to convert in accordance with this Article 16 within the period specified by the Company in the Fundamental Change Notice, but regardless of whether or not such Debentureholders convert, such Debentureholders will not be entitled to the increased Conversion Rate pursuant to Section 16.05(m).

Section 16.06. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If the Company (i) reclassifies or changes its Common Shares (other than changes in par value or resulting from a subdivision or combination), (ii) consolidates or combines with or mergers into or is a party to a binding share exchange with any Person, or (iii) sells or conveys to another Person all or substantially all of the property and assets of the Company, and as a result of which the holders of Common Shares receive (or the Common Shares are converted into) stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible at any time at the option of the Debentureholder only into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) receivable upon such reclassification, change, consolidation, merger, combination, merger, share exchange, sale or conveyance by a holder of the number of Common Shares issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, after giving effect to any adjustment event. In such a case, any increase in the Conversion Rate by Additional Common Shares as described in Section 16.05(m) will not be payable in Common Shares, but will represent a right to the aggregate amount of securities, cash and other property into which Additional Common Shares would convert upon such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance. Notwithstanding the first sentence of this Section 16.06, if the Company elects to adjust the Conversion Rate and the Company’s conversion obligation as described in Section 16.05(n), the provisions described in that Section will apply instead of the provisions described in the first sentence of this Section 16.06. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 16.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 16.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Article 16 shall apply to any shares of Capital Stock received by the holders of Common Shares in any such reclassification, change, consolidation, merger, combination, sale or conveyance; provided that if this Section 16.06 applies to any event or occurrence, then Section 16.05 shall not apply to such event or occurrence.

Section 16.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 16.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Shares. The Company shall:

(i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of the Debentures such number of its authorized but unissued Common Shares as shall from time to time be sufficient to permit the conversion of all Outstanding Debentures;

(ii) prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Debentures, comply with all applicable federal and state laws and regulations that require action to be taken by the Company (including, without limitation, the registration or approval, if required of any Common Share to be provided for the purpose of conversion of the Debentures hereunder); and

(iii) ensure that all Common Shares delivered upon conversion of the Debentures, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

The Company covenants that all Common Shares that may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Shares shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Debentures into Common Shares in accordance with the provisions of this Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 16.09. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 16. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 16.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 16.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, any Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 16.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 16.05; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 16.11. Shareholder Rights Plans. Each Common Share issued upon conversion of Debentures shall be entitled to receive the appropriate number of Common Shares or preferred stock purchase rights, as the case may be, including without limitation, the rights under the Rights Plans (collectively, the “Rights”), if any, that Common Shares are entitled to receive and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Plan”). Provided that such Rights Plan requires that each Common Share issued upon conversion of Debentures at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Section, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 16.05(d) upon the separation of the Rights from the Common Shares.

Section 16.12. Issuer Determination Final. Any determination that the Company or Board of Directors of the Company must make pursuant to Section 16.01, Section 16.02, Section 16.03, Section 16.04, Section 16.05 or Section 16.06 shall, absent manifest error, be conclusive.

ARTICLE 17

Miscellaneous Provisions

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102, Telephone No.: 712-277-1340, Attention: Corporate Secretary. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: [Insert address of Trustee], Facsimile No.: [Insert fax number of Trustee], Attention: [Insert name of contact at Trustee].

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 17.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 17.06. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Debentures, or a Fundamental Change Purchase Date will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity, and no interest shall accrue for the period from and after such date.

Section 17.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; and provided further that this Section 17.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 5.07, 12.04 and 16.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section 17.11 shall be applicable to any authenticating agent.

Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.13. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Insert name of Trustee] hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

TERRA INDUSTRIES INC.,

by
Name:
Title:

[Insert name of Trustee], as Trustee

by
Name:
Title: